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EX-99.B10(ii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account One, issued through MetLife Investors Insurance Company (File No. 333-34741).


/s/ Richard C. Pearson
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Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Irvine, California
October 24, 2005